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                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT

        AGREEMENT made as of ________, 2005, by and between Forum Funds, a Delaware statutory trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Golden Capital Management, LLC, with its principal office and place of business at 10715 David Taylor Drive, Suite 150, Charlotte, NC 28262 (the "Adviser").

        WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series; and

        WHEREAS, the Trust desires that the Adviser perform investment advisory services for each series of the Trust listed in Appendix A hereto (the "Fund"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

        NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Adviser hereby agree as follows:

        SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

        (a) The Trust hereby employs the Adviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in the Fund and, without limiting the generality of the foregoing, to provide other services as specified herein. The Adviser accepts this employment and agrees to render its services for the compensation set forth herein.

        (b) In connection therewith, the Trust has delivered to the Adviser copies of: (i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"); (ii) the Trust's Registration Statement and all amendments thereto with respect to the Fund filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Trust's current Prospectuses and Statements of Additional Information of the Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); and (iv) all procedures adopted by the Trust with respect to the Fund (e.g., repurchase agreement procedures), and shall promptly furnish the Adviser with all amendments of or supplements to the foregoing (collectively the "Procedures"). The Trust shall deliver to the
Adviser: (x) a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing the Adviser and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Adviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         (c) The Adviser has delivered, or will deliver within 45 days, to the Trust a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the

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"Code"). The Adviser shall promptly furnish the Trust with all amendments of or supplements to the foregoing at least annually.

        SECTION 2. DUTIES OF THE TRUST

        In order for the Adviser to perform the services required by this Agreement, the Trust: (i) shall cause all service providers to the Trust to furnish information to the Adviser and to assist the Adviser as may be required; and (ii) shall ensure that the Adviser has reasonable access to all records and documents maintained by the Trust or any service provider to the Trust.

        SECTION 3. DUTIES OF THE ADVISER

        (a) The Adviser will make decisions with respect to all purchases and sales of securities and other investment assets in the Fund. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund. In all purchases, sales and other transactions in securities and other investments for the Fund, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by the Fund, subject to such proxy voting policies as approved by the Board.

        Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Adviser may allocate brokerage on behalf of the Fund to broker-dealers who provide research services. Subject to compliance with Section 28(e), the Adviser may cause a Fund to pay to any broker-dealer who provides research services a commission that exceeds the commission the Fund might have paid to a different broker-dealer for the same transaction. The Adviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. Whenever the Adviser simultaneously places orders to purchase or sell the same asset on behalf of a Fund and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

        (b) The Adviser will report to the Board at each meeting thereof as requested by the Board all material changes in the Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Fund and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Fund maintain investments, or otherwise. The Adviser will also furnish the Board with such statistical and analytical information with respect to investments of the Fund as the Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other

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investment assets for the Fund, the Adviser shall comply with the directions set from time to time by the Board as well as the limitations imposed by the Organic Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund. The Adviser shall also comply with the Procedures provided that the Adviser has adequate notice of the Procedures.

        (c) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

        (d) The Adviser will report to the Board all material matters related to the Adviser. On an annual basis, the Adviser shall report on its compliance with its Code to the Board and upon the written request of the Trust, the Adviser shall permit the Trust, or its representatives to examine the reports required to be made to the Adviser under the Code. The Adviser will notify the Trust of any change of control of the Adviser and any changes in the key personnel who are either the portfolio manager(s) of a Fund or senior management of the Adviser, in each case prior to or promptly after such change.

        (e) The Adviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Adviser or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or its representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or its representatives.

        (f) The Adviser will cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to those accountants for the performance of the accountants' duties.

        (g) The Adviser will provide the Fund's custodian and fund accountant on each business day with such information relating to all transactions concerning the Fund's assets as the custodian and fund accountant may reasonably require. In accordance with the Procedures, the Adviser is responsible for assisting in the fair valuation of all Fund assets using its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Adviser for each asset for which a Fund's fund accountant does not obtain prices in the ordinary course of business.

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        (h)     The Adviser shall authorize and permit any of its directors, officers and employees who may be duly elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

        (i) The Adviser shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which a Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

        SECTION 4. COMPENSATION; EXPENSES

        (a) In consideration of the foregoing, the Trust shall pay the Adviser, with respect to the Fund, a fee at an annual rate as listed in Appendix A hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to the Adviser such compensation as shall be payable prior to the effective date of termination.

        (b) The Adviser shall reimburse expenses of the Fund or waive its fees to the extent necessary to maintain a Fund's expense ratio at an agreed-upon amount for a period of time specified in a separate letter of agreement. The Adviser's reimbursement of a Fund's expenses shall be estimated and paid to the Trust monthly in arrears, at the same time as the Trust's payment to the Adviser for such month. In addition, the Adviser shall pay all operating expenses of the Fund, including the compensation and expenses of any employees of the Fund and of any other persons rendering any services to the Fund; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws, including expenses incurred by the Fund in connection with the organization and initial registration of shares of the Fund; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing services agent and underwriter of the Fund; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund's current and prospective shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations; advertising, promotion and other expenses incurred directly or indirectly in connection with the sale or distribution of the Fund's shares excluding expenses which the Fund is authorized to pay pursuant to Rule 12b-l under the 1940 Act; and all other operating expenses not specifically assumed by the Fund.

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        (c)     The Fund will pay all brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short), fees and expenses of the non-interested person trustees and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trustees and officers with respect thereto. The Fund will also pay the transfer agent's basis point fee for the Investor Share Class and any expenses which it is authorized to pay pursuant to Rule 12b-1 under the 1940 Act. The Adviser may obtain reimbursement from the Fund, at such time or times as the Adviser may determine in its sole discretion, for any of the expenses advanced by it, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of the Adviser's compensation pursuant to this Agreement.

        (d) No fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

        SECTION 5. STANDARD OF CARE

        (a) The Trust shall expect of the Adviser, and the Adviser will give the Trust the benefit of, the Adviser's best judgment and efforts in rendering its services to the Trust. The Adviser shall not be liable hereunder for mistake of judgment or mistake of law or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or to the Trust's security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder, or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

        (b) The Adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Adviser's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

        SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

        (a) This Agreement shall become effective with respect to a Fund on the date above after approval by (1) a majority of the outstanding voting securities of that Fund and (2) a majority of the Board who are not interested parties of the Trust.

        (b) This Agreement shall remain in effect with respect to a Fund for a period of one year from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually: (i) by the Board or by the vote of a majority of the outstanding voting securities of the

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Fund, and, in either case; (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

        (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty: (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser; or (ii) by the Adviser on 60 days' written notice to the Trust. This Agreement shall terminate immediately upon its assignment.

        SECTION 7. ACTIVITIES OF THE ADVISER

        Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

        SECTION 8. REPRESENTATIONS OF ADVISER.

        The Adviser represents and warrants that: (i) it is either registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act;
(ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

        SECTION 9. SUBADVISERS

        At its own expense, the Adviser may carry out any of its obligations under this Agreement by employing, subject to the direction and control of the Board, one or more persons who are registered as investment advisers pursuant to the Advisers Act or who are exempt from registration thereunder ("Subadvisers"). Each Subadviser's employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the applicable Fund. The Adviser shall not be liable hereunder for any act or omission of any Subadviser, except to exercise good faith in the employment of the Subadviser and except with respect to matters as to which the Adviser assumes responsibility in writing.

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        SECTION 10. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

        The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or of any Fund under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or Fund to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of any Fund.

        SECTION 11. RIGHTS TO NAME

        If the Adviser ceases to act as investment adviser to the Trust or any Fund whose name includes the term "Golden" (the "Mark") or if the Adviser requests in writing, the Trust shall take prompt action to change the name of the Trust or any such Fund to a name that does not include the Mark. The Adviser may from time to time make available without charge to the Trust for the Trust's use any marks or symbols owned by the Adviser, including marks or symbols containing the Mark or any variation thereof, as the Adviser deems appropriate. Upon the Adviser's request in writing, the Trust shall cease to use any such mark or symbol at any time. The Trust acknowledges that any rights in or to the Mark and any such marks or symbols which may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser may permit other parties, including other investment companies, to use the Mark in their names without the consent of the Trust. The Trust shall not use the Mark in conducting any business other than that of an investment company registered under the 1940 Act without the permission of the Adviser.

        SECTION 12. MISCELLANEOUS

        (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the 1940 Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

        (b) No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall affect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

        (c) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

        (d) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of New York.

        (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement between those parties with respect to the subject matter hereof, whether oral or written.

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        (f)     This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

        (g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

        (h) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

        (i) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

        (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of the Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

        (k) No affiliated person, employee, agent, director, officer or manager of the Adviser shall be liable at law or in equity for the Adviser's obligations under this Agreement.

        (l) The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person," "control" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

        (m) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        FORUM FUNDS


                                        ---------------------------------------
                                        [         ]
                                         President

                                        GOLDEN CAPITAL MANAGEMENT, LLC


                                        ---------------------------------------
                                        By:
                                        Title:

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                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT

                                   Appendix A

                                                 FEE AS A % OF THE ANNUAL
FUNDS OF THE TRUST                         AVERAGE DAILY NET ASSETS OF THE FUND

Golden Large Core Value Fund                              0.70%
Golden Small Core Value Fund                              1.00%